EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: James Spiezio

Beacon Power Corporation

978-694-9121

spiezio@beaconpower.com

NEW YORK ENERGY AUTHORITY AWARDS BEACON POWER CONTRACT

TO DEMONSTRATE FLYWHEEL ENERGY STORAGE SYSTEM

Beacon’s First Smart Energy Matrix System Prototype Will Be Demonstrated

in New York Frequency Regulation and Grid Stability Application

WILMINGTON, Mass. – February 10, 2005 -- Beacon Power Corporation (Nasdaq: BCON), a company that designs advanced products and services to support more reliable electricity grid operation, announced that yesterday it received from the New York State Energy Research and Development Authority (NYSERDA) an executed contract between Beacon Power and NYSERDA under a joint initiative between the U.S. Department of Energy (DOE) Energy Storage Research Program and NYSERDA, to demonstrate an advanced energy storage solution for frequency regulation and grid stability in New York State. The contract is expected to produce approximately $645,000 of revenue, nearly all of it in 2005.

“This selection by DOE and NYSERDA is an opportunity to demonstrate how our flywheel energy storage solutions have the potential to deliver superior frequency regulation services and improve grid reliability,” said Bill Capp, Beacon Power president and CEO. “The market opportunity for frequency regulation services is quite significant. We believe that our flywheel-based systems can provide a fast-responding alternative to conventional regulation services, and are an excellent match for the frequency and voltage stability and power quality demands of today’s energy grid.”

“Grid operators require frequency regulation services every day, most of which are provided by conventional fossil-fuel generation,” continued Capp. “The value of regulation services purchased in 2003 by four U.S. regional grid operators in open power markets exceeded $400 million, and continues to grow. Our Smart Energy Matrix is being specifically designed to serve these markets in a cleaner, better-performing, more cost-effective way.”

Under the contract, Beacon will demonstrate a one-tenth-power prototype of the Company’s planned megawatt-level system, known as the Smart Energy Matrix. It is designed to provide grid frequency regulation and reactive power at a site located in Amsterdam, New York. The demonstration will integrate Beacon flywheels and associated power electronics into Niagara Mohawk’s distribution grid. The expected benefits include improvement of grid reliability, potential reduction in operational cost, and power stabilization and uninterrupted power for the site itself.

“Our mission at NYSERDA is to use innovation and technology to make a difference,” said Peter R. Smith, NYSERDA president. “Our collaboration with the U.S. Department of Energy and with Beacon Power to demonstrate new energy storage technology promises to do just that. We are excited about the potential it holds for providing additional reliability to the State’s grid.”

The New York Independent System Operator (NYISO) will be involved in the project by providing the signaling used in the frequency regulation process. An industry pioneer, NYISO designed one of the first wholesale power markets in the nation. NYISO supports open market competition and the participation of new market entrants and technologies that will add value and reliability to the state’s electricity products and services.

“We are pleased to be participating in the development and deployment of systems that use energy storage to provide an essential service and may also help reduce local congestion and maintain grid stability,” said William Museler, president and CEO of the NYISO. “An added benefit is that this technology can facilitate integration of renewables such as wind, solar, and biomass, along with key distributed generation assets, into our grid.”

This is the second contract in recent months under which Beacon will demonstrate its advanced technology to NYSERDA. In late 2004, under a small, NYSERDA-funded subcontract, Beacon was selected by Connected Energy Corporation of Rochester, New York, to apply flywheel energy storage technology to improve the reliability of grid-interconnected distributed generation systems. Beacon and Connected Energy are teaming to study the feasibility of incorporating intelligent control systems to provide command and communication between a Universal Grid Interconnect Device for distributed generation (DG) assets and the power grid. The goal is to find ways to bring DG systems into compliance with the grid, and potentially support their further deployment and use.

About Frequency Regulation

One of the most challenging aspects of today’s electricity grid is that the amount of power generated and the amount consumed must be in exact balance at all times. When imbalances occur, the frequency of electricity (60 hertz in the U.S.) that end users require will not be maintained, which adversely affects grid stability. The constant balancing of power demand and production to maintain frequency is called frequency regulation.

Beacon’s Smart Energy Matrix is a flywheel-based energy storage system that is intended to be a long-life, environmentally friendly solution for frequency regulation, with no fuel consumed and no emissions generated. The equipment could be located nearly anywhere, including at a substation or within the distribution system, where additional benefits such as voltage regulation, backup power, or reactive power can also be provided for even greater value.

The evolution of deregulated electricity markets has created an opportunity for new companies and technologies to compete to provide frequency regulation services to system operators. Beacon Power believes it is well positioned to offer a unique and sustainable technology solution to provide this service cost competitively, in a dynamic and growing market that has historically had limited options.

About Beacon Power Corporation

Beacon Power Corporation (www.beaconpower.com) designs sustainable energy storage and power conversion solutions that would provide reliable electric power for the utility, renewable energy, and distributed generation markets. Beacon’s Smart Energy Matrix is a design concept for a megawatt-level, utility-grade flywheel-based energy storage solution that would provide sustainable power quality services for frequency regulation, and support the demand for reliable, distributed electrical power. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995:

Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product on a commercial basis; the company has only recently entered into the renewable energy market through its inverter products, and hence, has only limited experience in this sector; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate of any foreign countries into which Beacon hopes to sell, including the uncertainty of enforcing contracts and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources; possible government regulation that would impede the ability to market products; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; the possible need in the future to hire and retain key executives; the recent volatility in the stock price of companies operating in the same sector; the power of controlling shareholders and the limited ability of others to influence the outcome of matters put to the vote of shareholders. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.